Exhibit 23.2

CHI-LLTC (AF : 1114)
Chartered Accountants
47, First Floor, Jalan SS 15/4B
47500 Subang Jaya
Selangor Darul Ehsan
Tel :          +603 - 5622 2063 / 2066
Email :     pj3office.sj@chi-lltc.my
Website : www.CHI-LLTC.my
(Offices and Affiliate Offices
located throughout Malaysia)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of Next Technology Holding Inc. and its subsidiaries, appearing in its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CHI-LLTC
Malaysia
August 13, 2026

An Independent Member of Clarkson Hyde Global Limited
with affiliated offices worldwide